Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Capitalized terms used but not defined in this Exhibit 99.1 shall have the meanings ascribed to them in the Current Report on Form 8-K (the “Form 8-K”) to which this exhibit is attached and, if not defined in the Form 8-K, the definitive proxy statement/prospectus filed with the SEC on December 10, 2024 (the “Proxy Statement/Prospectus”).

The Business Combination refers to the transaction among Rain Enhancement Technologies, Inc., a Massachusetts corporation (“RET”), Rain Enhancement Technologies Holdco, Inc., a Massachusetts corporation (“Holdco”), Rainwater Merger Sub 1, Inc., a Cayman Islands exempted company and wholly-owned subsidiary of Holdco (“Merger Sub 1”), Rainwater Merger Sub 2A, Inc., a Massachusetts corporation and wholly-owned subsidiary of Coliseum (“Merger Sub 2”) and Coliseum Acquisition Corp., a Cayman Islands exempted company (“Coliseum”) pursuant to the merger agreement dated June 25, 2024, and was later amended on August 22, 2024.

Unless the context requires otherwise, all references to (i) “Coliseum” refer to Coliseum Acquisition Corp. prior to giving effect to the Business Combination; (ii) “Holdco” or “Rain Enhancement Technologies Holdco, Inc.” refer to the surviving entity, after giving effect to the Business Combination; and (iii) “RET” refers to Rain Enhancement Technologies, Inc. prior to giving effect to the Business Combination.

Introduction

The following unaudited pro forma condensed combined financial information and accompanying notes are provided to aid you in your analysis of the financial aspects of Rain Enhancement Technologies Holdco, Inc. following the Business Combination, the PIPE Transaction and related transactions, which are collectively referred to as the “Transactions”. The following information is also relevant to understanding the unaudited pro forma condensed combined financial information contained herein:

●	On December 23, 2024, Coliseum held two shareholder meetings, (1) to seek shareholder approval of an extension of time to complete the Business Combination and related items (the “Extension Meeting”) and (2) to seek shareholder approval of the Business Combination (the “Business Combination Meeting”). In connection with the Extension Meeting and Business Combination Meeting, an aggregate of 856,188 and 207,510 Public Shares were redeemed at approximately $11.39 per share and approximately $11.41 per share, for an aggregate payment of approximately $9.7 million and approximately $2.4 million out of Trust Account, respectively. As a result, prior to Closing, Coliseum paid out a total of approximately $12.1 million of redemption payment out of Trust Account for the 1,063,698 Public Shares submitted for redemption. After redemptions, there was a total of 723,414 Public Shares and an aggregate of approximately $8.25 million remaining in Trust Account.

●	On December 31, 2024, RET, Coliseum, Holdco, Merger Sub 1 and Merger Sub 2 completed the previously announced Business Combination (“Closing”). On the Closing date, Coliseum merged with and into Merger Sub 1, with Merger Sub 1 as the surviving company of such merger (the “SPAC Merger”), and following the SPAC Merger and as a part of the same overall transaction, Merger Sub 2 merged with and into RET, with RET as the surviving entity of such merger (the “Company Merger” and together with the SPAC Merger and the other transactions contemplated by the Business Combination Agreement, the “Business Combination”). As a result of the consummation of the Business Combination, each of Merger Sub 1 (which was later renamed as Rainwater Acquisition Corp.), and RET became a wholly-owned subsidiary of Holdco. In connection with the Business Combination, the following transactions also occurred:

-	PIPE Investments: Holdco entered into subscription agreements with certain investors (collectively, the “PIPE Subscription Agreements”) to sell an aggregate of $1.35 million of shares of Holdco Class A Common Stock at $11.39 per share. Holdco closed on an aggregate of $700,000 of the PIPE Investment and issued 61,474 shares of Holdco Class A Common Stock at the Closing. Of these, an aggregate of 8,782 and 17,564 shares were purchased by Paul Dacier and one of the post-Closing directors, for an aggregate of $100,000 and $200,000, respectively.

-	Private Placement Warrants Exchange: An aggregate of 3,225,000 issued and outstanding Private Placement Warrants were exchanged for 806,250 shares of Holdco Class A Common Stock (based on an exchange ratio of 0.25 shares for each Private Placement Warrant) pursuant to the Warrant Exchange Agreement.

-	Forward Purchase Agreement with Meteora: On December 30, 2024, Holdco entered into a forward purchase agreement (the “Forward Purchase Agreement”) with Meteora Capital Partners, LP and affiliated funds (“Meteora”) for an OTC equity prepaid forward transaction. An aggregate of 361,858 shares of Holdco Class A Common Stock (the “Forward Purchase Shares”) are subject to the Forward Purchase Agreement, for which Meteora was paid approximately $4.1 million at Closing (the “Prepayment”) and the Company retained approximately $20,000 (the “Prepayment Shortfall”). The Forward Purchase Agreement matures on the date of the effectiveness of a certain registration statement filed by Holdco with the Securities and Exchange Commission following the Closing Date (the “Maturity Date”). Meteora may sell the Forward Purchase shares at any time following the Closing Date until the Maturity Date at a price not less than $10.00 per share. If Meteora sells any of the Forward Purchase Shares, Meteora will pay to Holdco $10.00 for each share sold, less the Prepayment Shortfall. On Maturity Date, any Forward Purchase Shares that have not been sold by Meteora will be returned to the Company for no consideration, provided that if the proceeds of the shares sold by Meteora prior to the Maturity Date is less than the Prepayment Shortfall, then Holdco will pay cash to Meteora in an amount equal to such difference.

-	Line of Credit: On December 30, 2024, Holdco entered into a loan agreement (the “Loan Agreement”) with RHY Management LLC (“RHY”), an affiliate of Harry You, pursuant to which RHY agreed to issue a line of credit (the “LOC”) to Holdco for up to $7 million, in addition to the Rollover amount described below (such amounts borrowed under the LOC, together with the Rollover, the “Loan”). The Loan has an interest rate of 5%, and interest will be due and payable in arrears quarterly. Additionally, prior to Closing, Mr. You and his affiliates (including the New Sponsor) also loaned or advanced or had an outstanding balance for services to Coliseum and RET. All of these outstanding amounts (the “Rollover”) were assigned to and assumed by Holdco and are treated for all purposes as Loans outstanding under the Loan Agreement. The Rollover amount does not reduce the $7 million funding available to the Company under the LOC. As of the date of this filing, the Company has not borrowed any of the $7 million available funding under the LOC.

●	Holdco issued 5,000 shares of Holdco Class A Common Stock to a third-party consulting firm in connection with the Business Combination.

●	On December 31, 2024, Holdco entered into a binding offer letter (the “Offer Letter”) with its new Co-CEO, Mr. Seidl, pursuant to which Holdco agreed to pay to the CEO (i) an annual salary of $500,000, (ii) a contingent bonus payment of $5.0 million that will be issued under a form of an unsecured note payable (the “Officer Note”) on the earlier of (x) four-year anniversary of the Officer Note, subject to the CEO’s continued service with Holdco through such date, and (y) the date of termination, if Holdco terminates the CEO’s employment without cause. As of the date of this filing, the Officer Note has not been issued.

In addition, Holdco also expects to execute the following transactions:

●	PIPE Investments: Holdco executed PIPE subscription agreements with Harry You and Paul Dacier to sell 43,910 and 13,173 shares of Holdco Class A Common Stock, respectively, at $11.39 per share, for a total subscription amount of $650,000, and such amount will be remit to Holdco after Closing. A receivable has been recorded in short term receivables in the accompanying unaudited pro forma condensed combined balance sheet.

The Business Combination was structured as follows:

a)	Prior to Closing, the sole outstanding Coliseum Class B Ordinary Share was converted into one Coliseum Class A Ordinary Share, which was then converted into one share of Holdco Class A Common Stock at Closing.

b)	Prior to Closing, pursuant to Extension Non-Redemption Agreements and the Sponsor Support Agreement, the Previous Sponsor and Sponsor Affiliate forfeited and surrendered for no consideration an aggregate of 606,972 Coliseum Class A Ordinary Shares, and Coliseum issued 606,972 newly-issued Coliseum Class A Ordinary Shares to the Extension Non-Redeeming Shareholders.

c)	On the Closing Date, each Coliseum Class A Ordinary Share issued and outstanding immediately prior to Closing (excluding redeemed public shares) was automatically converted into the right to receive one share of Holdco Class A Common Stock, and each whole Coliseum Public Warrant issued and outstanding immediately prior to Closing was assumed by Holdco and became exercisable for shares of Holdco Class A Common Stock.

d)	On the Closing Date, each Private Placement Warrant was exchanged for 0.25 shares of Holdco Class A Common Stock in the Warrant Exchange.

e)	On the Closing date, (i) each outstanding share of RET Preferred Stock and RET Class A Common Stock issued and outstanding immediately prior to Closing was converted into the right to receive a number of shares of Holdco Class A Common Stock equal to the Exchange Ratio and (ii) each share of RET Class B Common Stock issued and outstanding immediately prior to Closing was converted into the right to receive a number of shares of Holdco Class B Common Stock equal to the Exchange Ratio. The Exchange Ratio was approximately 1,434 shares of Holdco Common Stock for every outstanding share of RET Common Stock. Following the Closing, an aggregate of 1,232 shares of RET Preferred Stock and 250 shares of RET Class A Common Stock were converted into 2,125,539 shares of Holdco Class A Common Stock, and an aggregate of 40 shares of RET Class B Common Stock were converted into 57,752 shares of Holdco Class B Common Stock.

f)	At Closing, each of the RET 1,500 Options outstanding was converted into 2,150,838 Holdco Option on the same terms and conditions as were in effect with respect to RET Option immediately prior to Closing, except that the exercise price per share of such Holdco Option is equal to the quotient of (x) the exercise price per share of such RET Option in effect immediately prior to Closing divided by (y) the Exchange Ratio (the exercise price per share, as so determined, being rounded up to the nearest full cent), which is equal to an exercise price of $2.06 per share.

The Holdco A&R Articles authorize two classes of Holdco Common Stock: Holdco Class A Common Stock and Holdco Class B Common Stock. Holdco Class A Common Stock entitles the holders thereof to one vote per share on all matters on which the shares of Holdco Class A Common Stock is entitled to vote, and Holdco Class B Common Stock entitles the holders thereof to fifteen votes per share on all matters on which the shares of Holdco Class B Common Stock are entitled to vote. Additionally, for so long as the RET Founders (Paul T. Dacier, Harry L. You, and Niccolo de Masi, or their affiliates) hold at least 20% of the number of shares of Holdco Class B Common Stock collectively held by them as of the Closing, the RET Founders have rights that are different from unaffiliated shareholders, including the right to fill vacancies on the Holdco Board, to call special meetings of shareholders, and the Holdco A&R Articles permits action by written consent of the shareholders and requires that amendments to the Holdco A&R Articles be approved by a majority of the shares of Holdco Common Stock entitled to vote in lieu of two-thirds of the shares of Holdco Common Stock entitled to vote on the matter.

The Dual Class Structure will terminate on the date that is five years after completion of the Business Combination, or earlier (i) at the option of the holder at any time, (ii) automatically on the date on which the RET Founders or their Permitted Transferees (as defined in the Holdco A&R Articles) collectively own twenty percent (20%) or less of the number of shares of Holdco Class B Common Stock collectively held by such persons or their Permitted Transferees immediately after the completion of the Business Combination, (iii) automatically upon the occurrence of a transfer of Holdco Class B Common Stock that is not a Permitted Transfer, and (iv) automatically on the date specified by the affirmative vote of the holders of Holdco Class B Common Stock representing not less than two-thirds (2∕3) of the voting power of the Holdco Class B Common Stock. The Holdco Class A Common Stock and the Holdco Class B Common Stock have identical economic rights, including dividend and liquidation rights.

The table below presents the exchanges of shares and new issuance of Holdco shares that occurred upon consummation of the Business Combination on a pro forma basis.

		Holdco Shares equivalents upon Closing
	Pre-Closing	Class A	Class B (fifteen voting rights)	Warrants	Options
Coliseum:
Public Shares outstanding after redemptions, excluding Forward Purchase Shares with Meteora	361,556	361,556
Public Shares subject to Forward Purchase Agreement with Meteora	361,858	361,858
Founder Shares issued to the New Sponsor, Previous Sponsor, and NRA Holders	3,750,000	3,750,000
Private Placement Warrants	3,225,000	806,250
Public Warrants	5,000,000			5,000,000
RET:
Preferred Stock	1,232	1,766,554
Class A Common Stock outstanding	250	358,985
Class B Common Stock outstanding	40		57,752
Options	1,500				2,150,838
Holdco:
PIPE Class A Common Stock (*)		118,557
Class A Common Stock issued for services		5,000
TOTAL		7,528,760	57,752	5,000,000	2,150,838

(*)	Of these, the Company received $700,000 and issued 61,474 shares to the investors at Closing. The Company expects to receive an addition of $650,000 after Closing pursuant to the PIPE subscription agreements with Harry You and Paul Dacier to sell 43,910 and 13,173 shares of Holdco Class A Common Stock, respectively.

Accounting for the Business Combination

Basis of Pro Forma Presentation

The unaudited pro forma combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The adjustments in the unaudited pro forma combined financial information have been identified and presented to provide relevant information necessary for an illustrative understanding of the Combined Company upon consummation of the Business Combination and the other events contemplated by the Business Combination Agreement in accordance with U.S. GAAP.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma combined financial information are described in the accompanying notes. The unaudited pro forma combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated, and does not reflect adjustments for any anticipated synergies, operating efficiencies, tax savings or cost savings. Any cash proceeds remaining after the consummation of the Business Combination and the other events contemplated by the Business Combination Agreement are expected to be used for general corporate purposes. Further, the unaudited pro forma combined financial information does not purport to project the future operating results or financial position of the Combined Company following the consummation of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of the unaudited pro forma combined financial information and are subject to change as additional information becomes available and analyses are performed. Coliseum and RET have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2024

				Pro Forma
	September 30, 2024	September 30, 2024	September 30, 2024	Transaction			Pro Forma
	HoldCo (Historical) (1)	Coliseum (Historical)	Rainwater Tech (Historical) (1)	Accounting Adjustments			Combined
ASSETS
Current assets
Cash	$-	$-	$239,857	$8,251,027	(4)		$710,355
				(4,823,930)	(8)
				450,000	(9)
				700,000	(10)
				(4,106,599)	(17)
Subscriptions receivable - related parties	-	-	-	650,000	(10)		650,000
Prepaid expenses and other assets	-	40,500	10,531	-			51,031
Total current assets	-	40,500	250,388	1,120,498			1,411,386
Marketable securities held in Trust Account	-	20,055,086	-	117,500	(1)		-
				210,636	(2)
				(12,132,196)	(3)
				(8,251,027)	(4)
Equipment	-	-	414,033	-			414,033
Intangible assets	-	-	95,346	-			95,346
Total assets	$-	$20,095,586	$759,767	$(18,934,588)			$1,920,765
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable and accrued expenses	$18,195	$2,387,179	$711,665	$(4,823,930)	(8)		$3,385,605
				5,110,691	(8)
Line of credit - related party	-	-	-	2,737,424	(15)		2,737,424
Due to related parties	-	1,646,557	206,929	(1,853,486)	(15)		-
Convertible note payable - related parties	-	550,000	-	117,500	(1)		-
				(667,500)	(15)
Note payable - related parties	-	-	600,000	(200,000)	(15)		400,000
Accrued interest - related parties	-	-	49,315	(16,438)	(15)		32,877
Non-redemption agreement liabilities	-	218,277	-	(218,277)	(14)		-
Deferred consulting fees	-	35,904	-	(35,904)	(14)		-
Total current liabilities	18,195	4,837,917	1,567,909	150,080			6,555,906
Derivative liabilities	-	411,250	-	64,500	(12)		250,000
				(225,750)	(13)
Total liabilities	18,195	5,249,167	1,567,909	(11,170)			6,805,906

Commitments and contingencies
Class A ordinary shares subject to possible redemption	-	20,055,086	-	117,500	(1)		-
				210,636	(2)
				(12,132,196)	(3)
				(8,251,027)	(5)

Stockholders’ equity (deficit)
Preferred stock	-	-	-	-	(7)		-
Ordinary shares/ Common stock - Class A	-	3,750	-	(3,750)	(6	)(7)	-
Holdco Class A common stock	-	-	-	72	(5)		753
				375	(6	)(7)
				212	(7)
				12	(10)
				1	(11)
				81	(13)
Ordinary shares/ Common stock - Class B	-	-	-	-	(7)		-
Holdco Class B common stock	-	-	-	6	(7)		6
Subscription receivable	-	-	(450,000)	450,000	(9)		-
Additional paid-in capital	-	-	4,726,473	8,250,955	(5)		4,963,109
				3,375	(6	)(7)
				(218)	(7)
				1,349,988	(10)
				57,027	(11)
				225,669	(13)
				(9,650,160)	(16)
Accumulated deficit	(18,195)	(5,212,417)	(5,084,615)	(117,500)	(1)		(5,742,411)
				-	(2)
				(5,110,691)	(8)
				(57,028)	(11)
				(64,500)	(12)
				254,181	(14)
				9,650,160	(16)
Prepaid Forward Purchase Agreement	-	-	-	(4,106,599)	(17)		(4,106,599)
Total stockholders’ equity (deficit)	(18,195)	(5,208,667)	(808,142)	1,131,667			(4,885,142)
Total liabilities and stockholders’ equity (deficit)	$-	$20,095,586	$759,767	$(18,934,589)			$1,920,764

(*)	Holdco is a wholly owned subsidiary of RET incorporated on May 21, 2024. The historical unaudited condensed consolidated financial statements of RET as of and for the nine months ended September 30, 2024 includes the historical results of Holdco. Accordingly, the pro forma combined results do not include the values presented in the column of the historical financial statement of Holdco.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024

				For the nine months ended September 30, 2024
				Pro Forma
	HoldCo (Historical) (1)	Coliseum (Historical)	Rainwater Tech (Historical) (1)	Transaction Accounting Adjustments		Pro Forma Combined

Expenses
General and administrative	$18,195	$2,478,244	$3,341,339	$375,000	(e)	$6,194,583
Franchise tax expenses	-	-	225	-		225
Operating loss	(18,195)	(2,478,244)	(3,341,564)	(375,000)		(6,194,808)

Other income (expense)
Interest expense on notes payable to related parties	-	-	(22,274)	102,653	(f)	80,379
Interest income earned from operating cash	-	-	64	-		64
Interest earned from cash and investments held in Trust Account	-	1,216,966	-	(1,216,966	)(c)	-
Gain from extinguishment of deferred underwriting fee allocated to warrant liabilities	-	-	-	-		-
Loss in connection with non-redemption agreements	-	-	-	-		-
Change in fair value of derivative warrant liabilities	-	(82,250)	-	32,250	(d)	(50,000)
Change in fair value of non-redemption agreement liabilities	-	(23,600)	-	23,600	(d)	-
Change in fair value of deferred consulting fees	-	(4,671)	-	4,671	(d)	-
Total other income (expense)	-	1,106,445	(22,210)	(1,053,792)		30,443

Net income (loss)	$(18,195)	$(1,371,799)	$(3,363,774)	$(1,428,792)		$(6,164,365)

Weighted average shares outstanding of Class A ordinary shares subject to possible redemption, basic and diluted		2,848,533
Basic and diluted net income per share, Class A ordinary shares subject to possible redemption		$(0.21)
Weighted average shares outstanding of Class B and non-redeemable Class A ordinary shares, basic and diluted		3,750,000
Basic and diluted net income per share, Class B and non-redeemable Class A ordinary shares		$(0.21)

Weighted average common stock outstanding, basic and diluted	1
Basic and diluted net loss per common stock	$(18,195)

Weighted average Class A common stock outstanding, basic and diluted			250
Basic and diluted net loss per Class A common stock			$(2,016.64)
Weighted average Class B common stock outstanding, basic and diluted			1,418
Basic and diluted net loss per Class B common stock			$(2,016.65)

Basic and diluted net income per share						$(0.85)
Basic and diluted weighted average shares outstanding						7,224,654

(*)	Holdco is a wholly owned subsidiary of RET incorporated on May 21, 2024. The historical unaudited condensed consolidated financial statements of RET as of and for the nine months ended September 30, 2024 includes the historical results of Holdco. Accordingly, the pro forma combined results do not include the values presented in the column of the historical financial statement of Holdco.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2023

			For the year ended December 31, 2023
			Pro Forma
	Coliseum	Rainwater Tech	Transaction Accounting		Pro Forma
	(Historical)	(Historical)	Adjustments		Combined

Expenses
General and administrative	$1,931,216	$409,848	$5,110,691	(a)	$7,951,755
			500,000	(e)
Franchise tax expenses	-	225	-		225
Operating loss	(1,931,216)	(410,073)	(5,610,691)		(7,951,980)

Other income (expense)
Interest expense on notes payable to related parties	-	(27,041)	136,871	(f)	109,830
Interest income earned from operating cash	-	107	-		107
Interest earned from cash and investments held in Trust Account	4,950,119	-	-	(c)	4,950,119
Stock based compensation expenses			57,028	(b)	57,028
Gain from extinguishment of deferred underwriting fee allocated to warrant liabilities	275,625	-	-		275,625
Change in fair value of derivative warrant liabilities	-	-	-		-
Loss in connection with non-redemption agreements	(194,898)	-	-		(194,898)
Change in fair value of non-redemption agreement liabilities	221	-	-	(d)	221
Change in fair value of deferred consulting fees	(190)	-	-	(d)	(190)
Total other income (expense)	5,030,877	(26,934)	193,899		5,197,842

Net income (loss)	$3,099,661	$(437,007)	$(5,416,792)		$(2,754,138)

Weighted average shares outstanding of Class A ordinary shares subject to possible redemption, basic and diluted	9,888,845
Basic and diluted net income per share, Class A ordinary shares subject to possible redemption	$0.23
Weighted average shares outstanding of Class B and non-redeemable Class A ordinary shares, basic and diluted	3,750,000
Basic and diluted net income per share, Class B and non-redeemable Class A ordinary shares	$0.23

Weighted average common stock outstanding, basic and diluted		1,437
Basic and diluted net loss per common stock		$(304.11)

Basic and diluted net income per share					$(0.38)
Basic and diluted weighted average shares outstanding					7,224,654

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1.	Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of SEC Regulation S-X, as amended by the final rule, Release No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses. Release No. 33-10786 replaces the historical pro forma adjustments criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Management has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The adjustments presented in the unaudited pro forma combined financial information have been identified and presented to provide relevant information necessary for an understanding of Holdco upon consummation of the Transactions. The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. Coliseum and RET had not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma combined financial statements are based on Holdco’s, Coliseum’s and RET’s historical financial statements, as adjusted to give effect to the Business Combination.

The unaudited pro forma combined balance sheet as of September 30, 2024 gives effect to the Business Combination as if it had been consummated on September 30, 2024. The unaudited pro forma combined statements of operations for the nine months ended September 30, 2024 and for the year ended December 31, 2023 gives effect to the Business Combination as if it had occurred on January 1, 2023, the beginning of the earliest period presented. The Business Combination will be treated as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, Coliseum will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the business combination will be treated as the equivalent of RET issuing stock for the net assets of Coliseum, accompanied by a recapitalization. The net assets of Coliseum will be stated at historical cost, with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined financial information and accompanying notes as of September 30, 2024 and for the nine months ended September 30, 2024 have been derived from and should be read in conjunction with:

●	the unaudited condensed consolidated financial statements of Coliseum as of September 30, 2024 and for the nine months ended September 30, 2024 and the related notes included in the Proxy Statement/Prospectus filed with the SEC on December 10, 2024;

●	the unaudited condensed consolidated financial statements of RET as of September 30, 2024 and for the nine months ended September 30, 2024 and the related notes included in the Proxy Statement/Prospectus filed with the SEC on December 10, 2024; and

●	the audited financial statements of Holdco as of September 30, 2024 and for the period from May 21, 2024 (inception) through September 30, 2024 included in the Proxy Statement/Prospectus filed with the SEC on December 10, 2024.

The unaudited pro forma combined statement of operations for the year ended December 31, 2023 have been derived from and should be read in conjunction with:

●	the historical audited statement of operations of Coliseum for the year ended December 31, 2023 and the related notes included in the Proxy Statement/Prospectus filed with the SEC on December 10, 2024; and

●	the historical audited statement of operations of RET for the year ended December 31, 2023 and the related notes included in the Proxy Statement/Prospectus filed with the SEC on December 10, 2024.

The unaudited pro forma combined financial information should also be read together with the accompanying notes to the unaudited pro forma condensed combine financial statements, financial statements of Holdco, Coliseum and RET included in the Proxy Statement/Prospectus, and the sections of the Proxy Statement/Prospectus entitled “Coliseum Management’s Discussion and Analysis of Financial Condition and Results of Operation” and “RET Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Holdco management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the Business Combination are based on information available as of the date of this filing and certain assumptions and methodologies that Holdco management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in these notes, may be revised as additional information becomes available and is evaluated. Therefore, the actual adjustments may materially differ from the pro forma adjustments that appear herein. The unaudited pro forma combined financial information does not reflect the income tax effects of the pro forma adjustments as based on the statutory rate in effect for the historical periods presented, as Holdco management believes income tax adjustments to not be meaningful given the combined entity incurred significant losses during the historical periods presented. Holdco management considers this basis of presentation to be reasonable under the circumstances.

The unaudited pro forma condensed combined financial information has been prepared based on actual redemptions, actual PIPE subscriptions as discussed in the section titled “Introduction” above.

The Holdco Class A Common Stock issued at the Closing was determined based on an exchange ratio (the “Exchange Ratio”) equal to approximately 1,434 (that was calculated based on the redemption price of approximately $11.41 immediately prior to Closing). See Introduction for more information.

2.	Transaction Accounting Adjustments to Unaudited Pro Forma Combined Financial Information

Unadjusted Accounting Transactions to Unaudited Pro Forma Combined Financial Statements

The unaudited pro forma condensed financial statements exclude the effects of the following transactions:

(i)	Forward Purchase Agreement with Meteora: On December 30, 2024, Holdco entered into the Forward Purchase Agreement with Meteora for an OTC equity prepaid forward transaction. An aggregate of 361,858 Forward Purchase Shares are subject to the Forward Purchase Agreement, for which Meteora was paid a Prepayment of approximately $4.1 million at Closing and the Company retained a Prepayment Shortfall of approximately $20,000. Meteora may sell the Forward Purchase shares at any time following the Closing Date until the Maturity Date at a price not less than $10.00 per share. If Meteora sells any of the Forward Purchase Shares, Meteora will pay to Holdco $10.00 for each share sold, less the Prepayment Shortfall. On Maturity Date, any Forward Purchase Shares that have not been sold by Meteora will be returned to the Company for no consideration, provided that if the proceeds of the shares sold by Meteora prior to the Maturity Date is less than the Prepayment Shortfall, then Holdco will pay cash to Meteora in an amount equal to such difference. Management is currently assessing the accounting impact of such transaction and cannot reasonably estimate its fair value of these financial instruments. For the purpose of this statement, management reflected the full Prepayment amount of approximately $4.1 million to Meteora in Prepaid Forward Purchase Agreement within shareholders’ deficit in the accompanying unaudited pro forma combined financial statements.

(ii)	CEO Compensation: On December 31, 2024, Holdco entered into an Offer Letter with its new Co-CEO, Mr. Seidl, pursuant to which Holdco agreed to pay to the CEO (i) an annual salary of $500,000, (ii) a contingent bonus payment of $5.0 million that will be issued under a form of an unsecured note payable on the earlier of (x) four-year anniversary of the Officer Note, subject to the CEO’s continued service with Holdco through such date, and (y) the date of termination, if Holdco terminates the CEO’s employment without cause. As of the date of this filing, the Officer Note has not been issued. The bonus payment of $5.0 million along with interest pursuant to the terms of the agreement is considered as a contingent liability (“Contingent Award”) and will be recoded when it becomes probable. Management determines that an analysis on the probability will need to be done in order to determine the appropriate presentation for the Contingent Award. For the purpose of this statement, management chose to omit the presentation of the Contingent Award.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Transaction Accounting Adjustments to Unaudited Pro Forma Combined Balance Sheet

The transaction accounting adjustments included in the unaudited pro forma combined balance sheet as of September 30, 2024, are as follows:

(1)	On October 25, 2024, November 25, 2024, and December 24, 2024, Coliseum Board elected to extend the date by which Coliseum had to consummate the Business Combination to December 31, 2024. In connection with such extensions, the New Sponsor loaned an aggregate of $117,500 to Coliseum under the form of the Convertible Note, and such amount was deposited into the Trust Account. Total outstanding balance under the Convertible Note was increased to $667,500 prior to Closing. This adjustment reflects an increase to convertible note balance of $117,500 with a corresponding increase in Trust Account, and also reflects an adjustment to accumulated deficit with a corresponding increase in Class A ordinary shares subject to possible redemption to reflect increase in redemption value for the Public Shares subject to redemption amount due to the extension.

(2)	Reflects the interest income of $0.2 million earned related to the Trust Account subsequent to September 30, 2024 through Closing date and an adjustment to accumulated deficit with a corresponding increase in Class A ordinary shares subject to possible redemption to reflect accretion to remeasure the Public Shares subject to redemption amount.

(3)	To reflect the total redemption payment of approximately $12.1 million out of the Trust Account with respect to 1,063,698 Coliseum Public Shares prior to Closing in connection with the Extension Meeting and the Business Combination Meeting in December 2024 as discussed in the section titled “Introduction” above. After redemptions, there was a total of 723,414 Public Shares and an aggregate of approximately $8.25 million remaining in Trust Account.

(4)	Reflects the liquidation and reclassification of cash and investments held in the Trust Account that became available for general corporate use following the Business Combination.

(5)	Reflects the transfer of the remaining 723,414 Coliseum Class A Ordinary Shares subject to possible redemptions to permanent equity, which was then converted into Holdco Class A Common Stock on a one-for-one basis.

(6)	Reflects the conversion of 3,750,000 Founder Shares into Holdco Class A Common Stock upon Closing on a one-for-one basis.

(7)	Reflects conversion of 1,232 shares of RET Preferred Stock and 250 shares of RET Class A Common Stock into 2,125,539 shares of Holdco Class A Common Stock and 40 shares of RET Class B Common Stock into 57,752 shares of Holdco Class B Common Stock based on an Exchange Ratio of approximately 1,434.

(8)	Represents cash transaction costs incurred of approximately $6.7 million for Coliseum and approximately $1.3 million for RET, totaling $8.0 million. Of the $8.0 million total transaction costs, (1) approximately $2.3 million and approximately $608,000 of transaction costs was accrued as of the date of the unaudited pro forma combined balance sheets for Coliseum and RET, respectively, totaling approximately $2.9 million and already included in the historical statement of operations of Coliseum and RET, and (2) approximately $4.4 million and approximately $658,000 of transaction costs was not yet incurred for Coliseum and RET, respectively, totaling approximately $5.1 million, that was classified as an adjustment to accumulated deficit and a corresponding increase to accounts payable and accrued expenses in the accompanying unaudited pro forma combined financial statements. The actual transaction costs are further illustrated below. Of the total $8.0 million of transaction costs, Holdco paid an aggregate of approximately $4.8 million, which was reflect as a reduction in accounts payable and accrued expenses in the accompanying unaudited pro forma combined financial statements and a corresponding decrease in cash.

Transaction Expenses Summary Table	Coliseum				RET
	Not yet incurred	Already incurred	Paid at Closing	Unpaid	Not yet incurred	Already incurred	Paid at Closing	Unpaid
Legal advisory fees related to business combination	$1,011,200	$2,147,886	$(2,459,086)	$700,000	$227,595	$587,621	$(500,000)	$315,216
Financial advisory fees related to business combination	$324,953	$-	$-	$324,953	$-	$-	$-	$-
Audit, accounting fees related to business combination	$3,000	$-	$(3,000)	$-	$44,200	$20,800	$(65,000)	$-
Directors and officers insurance	$-	$-	$-	$-	$386,000	$-	$-	$386,000
Consulting, marketing fees related to business combination (*)	$2,604,230	$85,997	$(1,790,227)	$900,000	$-	$-	$-	$-
NYSE, SEC, printer and other regulatory fees	$509,512	$34,052	$(6,617)	$536,947	$-	$-	$-	$-
Total	$4,452,895	$2,267,935	$(4,258,930)	$2,461,900	$657,795	$608,421	$(565,000)	$701,216

(*)	Includes reimbursement of $500,000 to Harry You for out-of-pocket expenses incurred related to identifying, negotiating, investigating and completing the Business Combination and cash payment of the Deferred Consulting Fee to Meteora of approximately $1.1 million, based on the $11.41 Redemption Price as of the Closing Date (see footnote 14b below).

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(9)	Reflects the cash receipt of $450,000 related to the outstanding balance in connection with the issuance of RET Class A Common Stock at a price of $2,955.78 per share and RET Class B Common Stock at a price of $3,103.57 per share in August 2024, with a corresponding offset in subscription receivable in stockholders’ equity (deficit) at Closing.

(10)	To reflects proceeds of $700,000 from the issuance of 61,474 shares of Holdco Class A Common Stock with certain investors under PIPE subscription agreements (collectively, the “PIPE Subscription Agreements”) received at Closing. In addition, Holdco executed PIPE Subscription Agreements with Paul Dacier and Harry You for issuance of 43,910 and 13,173 shares of Holdco Class A Common Stock, respectively, for an aggregate amount of $650,000, which amount will be remitted to Holdco after Closing, and a receivable has been recorded in other receivables as of September 30, 2024 in the accompanying unaudited pro forma condensed combined financial statements. The aggregate amount of the PIPE Subscription Agreements was $1.35 million for 118,557 shares of Holdco Class A Common Stock.

(11)	At Closing, Holdco issued 5,000 shares of Holdco Class A Common Stock to a third-party consulting firm in connection with the Business Combination. Holdco estimated that the fair value of such shares was approximately $57,000, based on the Redemption Price of approximately $11.41 at Closing.

(12)	Reflects the fair value remeasurement of $64,500 of the liability-classified Coliseum Private Placement Warrants upon settlement as of Closing Date, with a corresponding offset to accumulated deficit. See footnote 13 below for discussion of Coliseum Private Placement Warrant settlement.

(13)	Reflects conversion of Private Placement Warrants liability into equity. An aggregate of 3,225,000 Private Placement Warrants were converted into 806,250 shares of Holdco Class A Common Stock at Closing. The adjustment consists of a decrease to warrant liability for the fair value of the warrants on the Closing Date of $227,750, an increase to Class A Common Stock at $0.0001 par value and a corresponding increase to additional paid-in capital.

(14)	Reflects change in fair value of non-redemption agreement liabilities and deferred consulting fees liability with a respective increase in accumulated deficit, as described below,

a.	Prior to Closing, the shareholders who agreed to not redeemed their Public Shares in connection with Coliseum’s extension in November 2023 (“Extension Non-Redemption Shareholders”) received an aggregate of 606,972 Coliseum Class A Ordinary Shares and the New Sponsor and Previous Sponsor in turn forfeited and surrendered the same number of Coliseum Class A Ordinary Shares to Coliseum for no consideration. As of Closing Date, the fair value of the non-redemption agreement liabilities was $0.

b.	On November 22, 2023, in connection with the November 2023 extension, Coliseum engaged Meteora, who also holds certain of the Public Shares, for consulting, advisory and related services. Pursuant to the consulting agreement, in exchange for Meteora holding at least 100,000 Public Shares through Closing, Coliseum paid Meteora a Deferred Consulting Fee in cash equal to approximately $1.1 million. As of Closing Date, the fair value of the deferred consulting fees liabilities was $0.

(15)	On December 30, 2024, the Holdco entered into an agreement with RHY, pursuant to which RHY agreed to issue an LOC to the Holdco for up to $7 million, in addition to the Rollover amount. As of September 30, 2024, the outstanding amount that Coliseum and RET owed to Mr. You and his affiliates are: (i) approximately $1.5 million and approximately $207,000 of advances to Coliseum and RET, respectively, (ii) convertible note balance of $550,000 to Coliseum, which was later increased to $667,500 in connection with Coliseum’s three extensions subsequent to September 30, 2024, and a note balance of approximately $216,000 to RET (which amount includes accrued interest of approximately $16,000), and (iii) an outstanding balance of $150,000 in accrued administrative fees to Coliseum, for a total of approximately $2.7 million as of September 30, 2024. Subsequent to September 30, 2024 and prior to Closing, Coliseum and RET received additional advances from Mr. You, increasing the total Rollover amount to approximately $3.1 million. As the unaudited pro forma combined balance sheet gives effects to the merger transaction as if it had occurred on September 30, 2024, this adjustment does not reflect the additional advances owed to Mr. You subsequent to September 30, 2024.The Rollover amounts were assigned to and assumed by Holdco and are treated for all purposes as Loans outstanding under the Loan Agreement. The Rollover amount does not reduce the $7 million funding available to the Company under the LOC. This adjustment reflects the reclassification of total debt owed to Mr. You and his affiliates into the new Loan Agreement.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(16)	Reflects the elimination of Coliseum’s historical accumulated deficit and the transaction adjustments related to Coliseum as a result from transactions noted in footnotes 1, 2, 8, 11, 12, and 14, totaling approximately $9.6 million to additional paid-in capital.

(17)	Reflects the full Prepayment to Meteora in connection with the Forward Purchase Agreement, waving full redemption rights in connection with such shares. See Note (ii) above for full details.

Transaction Accounting Adjustments to Unaudited Pro Forma Combined Statement of Operations

The transaction accounting adjustments included in the unaudited pro forma combined statements of operations for the nine months ended September 30, 2024 are as follows:

(c) Reflects an adjustment to eliminate interest and other investment income related to the Trust Account.

(d) Reflects adjustments to eliminate change in fair value of Private Placement Warrants liabilities, non-redemption agreement liabilities, and deferred consulting fees, as these non-recurring items are settled upon Closing, and the unaudited pro forma combined statements of operations gives effects to the merger transaction as if it had occurred on January 1, 2023, the beginning of the earliest period presented. See footnotes 12, 13, and 14 above for details.

(e) Reflects payment of annual salary to the new Co-CEO, Mr. Seidl pursuant to the binding Offer Letter. The bonus payment of $5.0 million along with interest pursuant to the terms of the agreement is considered as a contingent liability and will be recoded when it becomes probable. See section titled “Introduction” above for details. Management determines that an analysis on the probability will need to be done in order to determine the appropriate presentation for the Contingent Award. For the purpose of this statement, management chose to omit the presentation of the Contingent Award.

(f) Reflects interest expenses in connection with the Loan Agreement issued to RHY at an annual interest rate of 5%. See footnote 15 above for details.

The transaction accounting adjustments included in the unaudited pro forma combined statements of operations for the year ended December 31, 2023 are as follows:

(a) Reflects the total transaction costs that are expected to be incurred and recorded as an expense in relation to the Business Combination. See footnote 8 above for detailed calculation.

(b) Reflects stock-based compensation expense incurred in connection with the 5,000 shares of Holdco Class A Common Stock issuance to a vendor at Closing for services. See footnote 11 above for details.

(c) Upon Closing, the Trust Account was liquidated. As the unaudited pro forma combined statement of operations gives effects to the merger transaction as if it had occurred on January 1, 2023, the beginning of the earliest period presented, the recurring and nonrecurring impacts related to the interest and other investment income related to the Trust Account, which were recorded in the historical financial statements, have been properly reflected in the unaudited pro forma condensed combined financial information for the twelve months ended December 31, 2023 without any further transaction accounting adjustments.

(d) Upon Closing, the liability-classified Coliseum Private Placement Warrants, non-redemption agreement liabilities and deferred consulting fees liability were settled. As the unaudited pro forma combined statement of operations gives effects to the merger transaction as if it had occurred on January 1, 2023, the beginning of the earliest period presented, the recurring and nonrecurring impacts related to the settlements of liability-classified Coliseum Private Placement Warrants, non-redemption agreement liabilities and deferred consulting fees liability, which were recorded in the historical financial statements, have been properly reflected in the unaudited pro forma condensed combined financial information for the twelve months ended December 31, 2023 without any further transaction accounting adjustments. See footnote 12, 13 and 14 above for additional details.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(e) Reflects payment of annual salary to the new Co-CEO, Mr. Seidl. The bonus payment of $5.0 million along with interest pursuant to the terms of the agreement is considered as a contingent liability and will be recoded when it becomes probable. See the section titled “Introduction” for details. Management determines that an analysis on the probability will need to be done in order to determine the appropriate presentation for the Contingent Award. For the purpose of this statement, management chose to omit the presentation of the Contingent Award.

(f) Reflects interest expenses in connection with the Loan Agreement issued to RHY at an annual interest rate of 5%. See footnote 15 above for details.

3.	Loss per Share

Represents the net loss per share calculated using the historical weighted average Coliseum Ordinary Shares outstanding, and the issuance of additional shares in connection with the Business Combination and other related events, assuming the shares were outstanding since January 1, 2023. As the Business Combination and other related events are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable in connection with the Business Combination have been outstanding for the entire period presented. No unexercised warrants and options and no conversion of Convertible Notes were included in the earnings per share calculation as they would be anti-dilutive.

For the nine months ended September 30, 2024
Pro forma net loss	$(6,164,365)
Pro forma weighted average shares outstanding - basic and diluted	7,224,654
Net loss per share - basic and diluted	$(0.85)

For the year ended December 31, 2023
Pro forma net loss	$(2,754,138)
Pro forma weighted average shares outstanding - basic and diluted	7,224,654
Net loss per share - basic and diluted	$(0.38)

Pro Forma Weighted Average Shares
Coliseum Public Shareholders, excluding Meteora Forward Purchase Shares (*)	361,556
Holders of Coliseum Founder Shares	3,750,000
Coliseum Private Placement Warrant Exchange	806,250
Rainwater’s Equityholders	2,183,291
Holdco PIPE Investments (**)	118,557
Holdco Issuance of Shares for Services	5,000
Pro forma weighted average shares outstanding, basic and diluted	7,224,654

(*)	Management is currently evaluating the full accounting impact of the Forward Purchase Agreement with Meteora, which could potentially have an impact the computation. For the purpose of this statement, management excluded the Forward Purchase Shares in the computation.

(**)	Of these, the Company received $700,000 and issued 61,474 shares to the investors at Closing. The Company expects to receive an addition of $650,000 after Closing pursuant to the PIPE subscription agreements with Harry You and Paul Dacier to sell 43,910 and 13,173 shares of Holdco Class A Common Stock, respectively.